EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
PFSweb, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-75764, 333-75772, 333-40020, 333-42186 and 333-46096) on Form S-8 and (No. 333-110853) on Form S-3 of PFSweb, Inc. of our report dated February 13, 2004, except for note 3 as to which the date is March 29, 2004, with respect to the consolidated balance sheets of PFSweb, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2003 and 2002 and the nine-month period ended December 31, 2001 and the accompanying financial statement schedules as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 and the nine-month period ended December 31, 2001, which report appears in the December 31, 2003, annual report on Form 10-K of PFSweb, Inc.

          KPMG LLP

Dallas, Texas
March 29, 2004